UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 25, 2013
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(412) 434-3131

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 28, 2013, PPG Industries, Inc. (the “Company”) issued a press release announcing that Frank S. Sklarsky, 56, will join the Company as executive vice president, finance, effective April 15, 2013, and will officially assume the responsibilities of chief financial officer on August 1, 2013. Biographical information on Mr. Sklarsky is included in the press release attached hereto as Exhibit 99 and incorporated by reference herein. David B. Navikas will continue to serve as senior vice president and chief financial officer until August 1, 2013 at which time he will continue as senior vice president.

The terms of Mr. Sklarsky's compensatory arrangement include the following:

•	Base salary of $54,200 per month,

•
One-time grant under the Company's Amended and Restated Omnibus Incentive Plan (the “Omnibus Incentive Plan”) of 5,000 restricted stock units (“RSUs”) that will vest on December 31, 2015, 5,000 RSUs that will vest on December 30, 2016 and 7,000 RSUs that will vest on December 29, 2017.

•
For 2013, a target cash bonus of $585,000 under the Company's Incentive Compensation Bonus Plan, payable in February 2014 on a prorated basis from April 15, 2013. On April 15, 2013, Mr. Sklarsky will receive a grant under the Omnibus Incentive Plan of stock options, RSUs and Total Shareholder Return contingent shares (“TSR shares”) with an aggregate value of $1,500,000 at the time of grant. The stock options will have a three-year cliff vesting schedule and a ten-year life. The performance-based RSUs and TSR shares will have a three-year performance period from 2013-2015.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished as part of this Report

Exhibit Number	Description

99	Press release of PPG Industries, Inc. dated March 28, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: March 28, 2013	By:	/s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer